Exhibit 99.1

Floor & Decor Holdings, Inc. Announces Third Quarter Fiscal 2017 Financial Results

  Net sales increased 26.8% from third quarter 2016 to $343.9 million
  Comparable store sales increased 13.5% from third quarter 2016
  Diluted earnings per share (“EPS”) increased 37.5% to $0.22 from $0.16 in the third quarter 2016; adjusted diluted EPS increased 41.7% to $0.17 from $0.12 in the third quarter 2016
  Raising full year sales and earnings outlook reflecting year-to-date performance

ATLANTA--(BUSINESS WIRE)--November 2, 2017--Floor & Decor Holdings, Inc. (NYSE:FND) (“We,” the “Company,” or “Floor & Decor”) announces its financial results for the third quarter of fiscal 2017, which ended September 28, 2017.

Tom Taylor, Chief Executive Officer, stated, "We are very pleased to report a strong third quarter that continues to demonstrate the strength and appeal of Floor & Decor’s unique business model highlighted by our leading innovative product offerings, in-stock inventory, and compelling value proposition. Our third quarter comparable same store sales continued to perform above our expectations at 13.5% despite experiencing over 150 days of full or partial store closures as a result of hurricanes Harvey and Irma. Prior to these hurricanes, our comparable same store sales were 15.9% through the first two months of the quarter, but as a result of the store closures our comparable same store sales slowed to 9.9% for the month of September. Due to our third quarter results coming in above our projections and a very strong start to the fourth quarter, we are raising our full year sales and earnings guidance. We also successfully opened seven new stores, our most ever in one quarter, despite the disruption from the hurricanes and we are pleased with how our new stores are performing.”

Mr. Taylor continued, “I also want to address the devastation the recent hurricanes have had on so many families and communities across the U.S. In particular I want to thank first responders and our associates who are helping in the recovery efforts, many of whom were also personally impacted. It’s remarkable to see the response and willingness from everyone to help others during devastating events like these. We are committed to continue to serve our communities.”

Unless indicated otherwise, the information in this release has been adjusted to give effect to a 321.820-for-one stock split of our common stock effected on April 24, 2017. See “Comparable Store Sales” below for information on how the Company calculates its comparable store sales growth.

For the Thirteen Weeks Ended September 28, 2017

  Net sales increased 26.8% to $343.9 million from $271.3 million in the third quarter of fiscal 2016. Comparable store sales increased 13.5%.
  The Company opened seven new stores during the third quarter of fiscal 2017, ending the quarter with 80 warehouse format stores. This represents a unit increase of 19.4% over the third quarter of fiscal 2016.
  Operating income increased 16.4% to $28.6 million from $24.6 million in the third quarter of fiscal 2016, which included a $3.5 million benefit from a reduction to a previously established legal reserve. Operating margin decreased 80 basis points to 8.3%.
  Net income increased 63.5% to $23.3 million compared to $14.2 million in the third quarter of fiscal 2016; Net income per diluted share was $0.22 compared to $0.16 per diluted share in the third quarter of fiscal 2016.
  Adjusted net income* increased 41.8% to $17.3 million compared to $12.2 million in the third quarter of fiscal 2016; Adjusted diluted EPS* was $0.17 compared to $0.12 in the third quarter of fiscal 2016, an increase of 41.7%.
  Adjusted EBITDA* increased 41.0% to $39.7 million compared to $28.2 million in the third quarter of fiscal 2016.

For the Thirty-nine Weeks Ended September 28, 2017

  Net sales increased 28.8% to $995.3 million from $772.5 million in the same period of fiscal 2016. Comparable store sales increased 13.7%.
  The Company opened 11 new stores and relocated one store during the thirty-nine weeks ending September 28, 2017.
  Operating income increased 73.7% to $85.4 million compared to $49.2 million in the same period of fiscal 2016, which included a net $10.5 million charge to reserve for a legal settlement. Operating margin increased 220 basis points to 8.6%.
  Net income increased 108.2% to $54.8 million compared to $26.3 million in the same period of fiscal 2016; Net income per diluted share was $0.56 compared to $0.30 per diluted share in the same period of fiscal 2016.
  Adjusted net income* increased 52.7% to $51.1 million compared to $33.5 million in the same period of fiscal 2016; Adjusted diluted EPS* was $0.50 compared to $0.34 in the same period of fiscal 2016, an increase of 47.1%.
  Adjusted EBITDA* increased 43.7% to $115.3 million compared to $80.3 million in the same period of fiscal 2016.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Balance Sheet Highlights as of September 28, 2017

  Total liquidity was $150.0 million as of September 28, 2017, which primarily was from the availability on our revolving credit facility.
  Total debt was $187.4 million as of September 28, 2017, consisting of outstanding current and long-term portions of our secured term loan and revolving credit facilities.
Fourth Quarter and Fiscal 2017 Outlook
(In millions, except EPS, percentages and store count)

	Thirteen Weeks
	Ended 12/28/17
Net sales	$362 - $370
Comparable store sales growth	17.0% to 19.0%
GAAP diluted EPS	$0.15 - $0.16
Adjusted diluted EPS	$0.14 - $0.16
Diluted weighted average shares outstanding	104.6
Adjusted EBITDA	$36.8 - $39.5
Warehouse format store count	83
New warehouse format stores	3

	Updated Guidance	Prior Guidance
	Twelve Months	Twelve Months
	Ended 12/28/17	Ended 12/28/17
Net sales	$1,357 - $1,365	$1,318 - $1,331
Comparable store sales growth	14.5% to 15.0%	10% to 12%
GAAP diluted EPS	$0.70 - $0.72	$0.57 - $0.60
Adjusted diluted EPS	$0.64 - $0.65	$0.57 - $0.60
Adjusted diluted weighted average shares outstanding	103.1	103.1
Adjusted EBITDA	$152.0 - $154.7	$143.1 - $147.5
Depreciation and amortization	Approximately $34	$35
Interest Expense	Approximately $14	$14
Tax rate	34% for the remainder of fiscal 2017	37% for the remainder of fiscal 2017
Warehouse format store count	83	83
New warehouse format stores	14	14
Capital Expenditures	$104 - $107	$100 - $104

The above guidance includes certain non-GAAP financial measures (namely adjusted diluted weighted average shares outstanding, adjusted diluted EPS and adjusted EBITDA). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Comparable Store Sales

‘‘Comparable store sales’’ includes net sales from the Company’s stores beginning on the first day of the thirteenth full fiscal month following the store’s opening. Because the Company’s e-commerce sales are fulfilled by individual stores, they are included in comparable store sales only to the extent such fulfilling store meets the above mentioned store criteria.

Non-GAAP Financial Measures

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA (which are shown in the reconciliations below) have been presented in this earnings release as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define Adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define Adjusted diluted EPS as adjusted net income divided by adjusted diluted weighted average shares outstanding (i.e., the weighted average shares outstanding during the relevant period plus the weighted average impact of issuing shares in our initial public offering (our “IPO”)). We define EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the equivalent measures under GAAP are set forth in the tables below.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain expenses that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income or diluted EPS as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net income, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, such as stock compensation expense, loss (gain) on asset disposal, executive recruiting/relocation, and other adjustments. Our presentation of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc.
Condensed Consolidated Income Statements
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	9/28/2017		9/29/2016
		% of		% of	%
	Actual	Sales	Actual	Sales	Increase (Decrease)
Net sales	$343,923	100.0%	$271,311	100.0%	26.8%
Cost of sales	201,432	58.6	160,344	59.1	25.6
Gross profit	142,491	41.4	110,967	40.9	28.4
Operating expenses:
Selling & store operating	85,023	24.7	68,219	25.1	24.6
General & administrative	22,172	6.5	16,633	6.1	33.3
Pre-opening	6,700	1.9	5,046	1.9	32.8
Litigation settlement	—	—	(3,500)	(1.3)	(100.0)
Total operating expenses	113,895	33.1	86,398	31.8	31.8
Operating income	28,596	8.3	24,569	9.1	16.4
Interest expense	2,610	0.7	2,401	0.9	8.7
Income before income taxes	25,986	7.6	22,168	8.2	17.2
Provision for income taxes	2,731	0.8	7,949	3.0	(65.6)
Net income	$23,255	6.8%	$14,219	5.2%	63.5%
Basic weighted average shares outstanding	94,439		83,457		13.2%
Diluted weighted average shares outstanding	103,900		88,369		17.6%
Basic earnings per share	$0.25		$0.17		47.1%
Diluted earnings per share	$0.22		$0.16		37.5%

	Thirty-nine Weeks Ended
	9/28/2017		9/29/2016
		% of		% of	%
	Actual	Sales	Actual	Sales	Increase (Decrease)
Net sales	$995,266	100.0%	$772,465	100.0%	28.8%
Cost of sales	585,076	58.8	457,949	59.3	27.8
Gross profit	410,190	41.2	314,516	40.7	30.4
Operating expenses:
Selling & store operating	251,424	25.3	197,055	25.5	27.6
General & administrative	59,571	5.9	46,813	6.0	27.3
Pre-opening	13,825	1.4	10,989	1.4	25.8
Litigation settlement	—	—	10,500	1.4	(100.0)
Total operating expenses	324,820	32.6	265,357	34.3	22.4
Operating income	85,370	8.6	49,159	6.4	73.7
Interest expense	11,377	1.2	7,362	1.0	54.5
Loss on early extinguishment of debt	5,442	0.5	153	—	NM
Income before income taxes	68,551	6.9	41,644	5.4	64.6
Provision for income taxes	13,739	1.4	15,312	2.0	(10.3)
Net income	$54,812	5.5%	$26,332	3.4%	108.2%
Basic weighted average shares outstanding	89,614		83,406		7.4%
Diluted weighted average shares outstanding	98,066		88,252		11.1%
Basic earnings per share	$0.61		$0.32		90.6%
Diluted earnings per share	$0.56		$0.30		86.7%

NM – not meaningful

Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	As of	As of
	September 28,	December 29,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$567	$451
Income taxes receivable	3,980	—
Receivables, net	48,615	34,533
Inventories, net	395,620	293,702
Prepaid expenses and other current assets	7,525	7,529
Total current assets	456,307	336,215
Fixed assets, net	200,400	150,471
Intangible assets, net	109,370	109,394
Goodwill	227,447	227,447
Other assets	7,407	7,639
Total long-term assets	544,624	494,951
Total assets	$1,000,931	$831,166
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loans	$3,500	$3,500
Trade accounts payable	249,246	158,466
Accrued expenses	65,878	61,505
Income taxes payable	—	5,787
Deferred revenue	25,600	14,456
Total current liabilities	344,224	243,714
Term loans	145,819	337,243
Revolving line of credit	38,100	50,000
Deferred rent	22,022	16,750
Deferred income tax liabilities, net	37,300	28,265
Tenant improvement allowances	24,619	20,319
Other liabilities	676	592
Total long-term liabilities	268,536	453,169
Total liabilities	612,760	696,883
Commitments and contingencies
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at September 28, 2017 and December 29, 2016	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 94,685,169 shares issued and outstanding at September 28, 2017 and 76,847,116 issued and outstanding at December 29, 2016	95	77
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at September 28, 2017 and 395,742 shares issued and outstanding at December 29, 2016	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding September 28, 2017 and 6,275,489 shares issued and outstanding December 29, 2016	—	6
Additional paid-in capital	317,213	117,270
Accumulated other comprehensive (loss) income, net	(711)	176
Retained earnings	71,574	16,754
Total stockholders’ equity	388,171	134,283
Total liabilities and stockholders’ equity	$1,000,931	$831,166
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirty-nine weeks Ended
	9/28/2017	9/29/2016
Operating activities
Net income	$54,812	$26,332
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,637	20,353
Loss on early extinguishment of debt	5,442	153
Loss on asset disposals	—	451
Amortization of tenant improvement allowances	(2,366)	(1,871)
Deferred income taxes	9,575	4,530
Stock based compensation expense	3,553	2,206
Changes in operating assets and liabilities:
Receivables, net	(14,082)	(10,816)
Inventories, net	(101,918)	(29,041)
Other assets	(1,590)	(1,787)
Trade accounts payable	90,780	18,488
Accrued expenses	(3,097)	27,599
Income taxes	(9,767)	2,253
Deferred revenue	11,145	4,890
Deferred rent	7,778	2,849
Tenant improvement allowances	4,878	4,281
Other	83	62
Net cash provided by operating activities	82,863	70,932
Investing activities
Purchases of fixed assets	(69,639)	(52,240)
Net cash used in investing activities	(69,639)	(52,240)
Financing activities
Borrowings on revolving line of credit	175,300	134,750
Payments on revolving line of credit	(187,200)	(164,650)
Proceeds from term loans	—	12,000
Payments on term loans	(196,625)	(900)
Debt issuance costs	(993)	(199)
Net proceeds from initial public offering	192,083	—
Proceeds from exercise of stock options	4,327	338
Net cash used in financing activities	(13,108)	(18,661)
Net increase in cash and cash equivalents	116	31
Cash and cash equivalents, beginning of the period	451	318
Cash and cash equivalents, end of the period	$567	$349
Supplemental disclosures of cash flow information
Cash paid for interest	$13,742	$4,856
Cash paid for income taxes	$13,942	$8,688
Fixed assets accrued at the end of the period	$10,350	$7,308
Fixed assets acquired as part of lease - paid for by lessor	$1,786	$—
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Adjusted diluted weighted average shares outstanding
	Thirteen Weeks Ended
	9/28/2017	9/29/2016
Diluted weighted average shares outstanding (GAAP)	103,900	88,369
Adjustments for issuance of shares at IPO	—	10,147
Adjusted diluted weighted average shares outstanding	103,900	98,516

	Thirty-nine Weeks Ended
	9/28/2017	9/29/2016
Diluted weighted average shares outstanding (GAAP)	98,066	88,252
Adjustments for issuance of shares at IPO	4,386	10,147
Adjusted diluted weighted average shares outstanding	102,452	98,399

Adjusted net income and Adjusted diluted EPS
	Thirteen Weeks Ended
	9/28/2017	9/29/2016
Net income (GAAP):	$23,255	$14,219
Litigation settlement (a)	—	(3,500)
Interest due to 2016 Refinancing (b)	—	(2,928)
Interest due to IPO (c)	—	2,730
Term loan repricing (d)	194	486
Secondary Offering costs (e)	697	—
Hurricane disaster expenses (f)	473	—
Tax benefit of stock option exercises (g)	(6,808)	—
Tax impact of adjustments to net income (h)	(470)	1,221
Adjusted net income	$17,341	$12,228
Adjusted diluted weighted average shares outstanding	103,900	98,516
Adjusted diluted EPS	$0.17	$0.12

	Thirty-nine Weeks Ended
	9/28/2017	9/29/2016
Net income (GAAP):	$54,812	$26,332
Litigation settlement (a)	—	10,500
Interest due to 2016 Refinancing (b)	—	(8,784)
Interest due to IPO (c)	4,095	8,190
Term loan repricing (d)	880	1,465
Secondary Offering costs (e)	982	—
Hurricane disaster expenses (f)	473	—
Loss on early extinguishment of debt (i)	5,442	153
Tax benefit of stock option exercises (g)	(11,216)	—
Tax impact of adjustments to net income (h)	(4,358)	(4,378)
Adjusted net income	$51,110	$33,478
Adjusted diluted weighted average shares outstanding	102,452	98,399
Adjusted diluted EPS	$0.50	$0.34
(a) Net reserve for a legal settlement recorded in second and third quarter 2016 related to a classwide settlement to resolve a class action lawsuit.
(b) Adjustment to interest expense due to higher debt associated with the 2016 Refinancing (as described in the Company’s Prospectus, dated and filed with the Securities and Exchange Commission on July 20, 2017 (the “Prospectus”)).

(c) Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility (as defined in the Prospectus).

(d) Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility (as described in the Prospectus) on March 31, 2017, to lower our interest rate by 0.75% and another 0.50% effective October 1, 2017.

(e) Reflects costs accrued in connection with a secondary public offering of the Company’s common stock by certain of the Company’s stockholders completed on July 25, 2017 (the “Secondary Offering”). The Company did not sell any shares in the Secondary Offering and did not receive any proceeds from the sales of shares by the selling stockholders.

(f) Expenses and losses from hurricanes Harvey and Irma recorded in the third quarter of 2017.

(g) Tax benefit due to new stock option accounting (Accounting Standards Update (“ASU”) No. 2016-09).

(h) Adjustment for taxes related to pre-tax adjustments above.

(i) Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017. In 2016, the $153 thousand loss was recorded as a result of the non-cash write-off of certain deferred financing fees related to term borrowings outstanding at the time of the 2016 Refinancing.

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	9/28/2017	9/29/2016
Net income (GAAP):	$23,255	$14,219
Depreciation and amortization (a)	8,525	6,154
Interest expense	2,610	2,401
Income tax expense	2,731	7,949
EBITDA	37,121	30,723
Stock compensation expense (b)	1,418	745
Loss on asset disposal	—	193
Litigation settlement (c)	—	(3,500)
Other (d)	1,170	—
Adjusted EBITDA	$39,709	$28,161

	Thirty-nine Weeks Ended
	9/28/2017	9/29/2016
Net income (GAAP):	$54,812	$26,332
Depreciation and amortization (a)	24,319	17,938
Interest expense	11,377	7,362
Loss on early extinguishment of debt (e)	5,442	153
Income tax expense	13,739	15,312
EBITDA	109,689	67,097
Stock compensation expense (b)	3,553	2,206
Loss on asset disposal	—	451
Litigation settlement (c)	—	10,500
Other (d)	2,045	—
Adjusted EBITDA	$115,287	$80,254
(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Legal settlement recorded in second and third quarter 2016 related to a classwide settlement to resolve a class action lawsuit.
(d)

Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks ended and thirty-nine weeks ended September 28, 2017 relate to costs in connection with the IPO, Secondary Offering, and expenses and losses from hurricanes Harvey and Irma.

(e)

Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million. In 2016, the $153 thousand loss recorded as a result of the non-cash write-off if certain deferred financing fees related to term borrowings outstanding at the time of the refinancing.

Guidance Reconciliation – Fourth Quarter 2017
(In millions, except per share data)
(Unaudited)

Adjusted diluted weighted average shares outstanding
	Thirteen Weeks Ended
	12/28/2017		12/29/2016
	Low End	High End	Actual
Diluted weighted average shares outstanding (GAAP)	104.6	104.6	88.5
Adjustments for issuance of shares at IPO	—	—	10.1
Adjusted diluted weighted average shares outstanding	104.6	104.6	98.6

Adjusted net income and Adjusted diluted EPS
	Thirteen Weeks Ended
	12/28/2017		12/29/2016
	Low End	High End	Actual
Net income (GAAP):	$15.2	$16.9	$16.7
Interest due to 2016 Refinancing (a)	—	—	—
Interest due to IPO (b)	—	—	2.7
Term loan repricing (c)	—	—	0.5
Hurricane disaster expenses (d)	—	—	—
Loss on early extinguishment of debt (e)	—	—	1.7
Tax benefit of stock option exercises (f)	—	—	—
Tax benefit of option payments (g)	—	—	(8.5)
Tax impact of adjustments to net income (h)	—	—	(1.9)
Research and development tax credits (i)	(0.6)	(0.6)	—
Adjusted net income	$14.6	$16.3	$11.2
Adjusted weighted average shares outstanding	104.6	104.6	98.6
Adjusted diluted EPS	$0.14	$0.16	$0.11
(a) Adjustment to interest expense related to the 2016 Refinancing.
(b) Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility.
(c) Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility on March 31, 2017.
(d) Expenses and losses from hurricanes Harvey and Irma recorded in the third quarter of 2017.

(e) Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, resulting in a loss on extinguishment of debt in the amount of approximately $5.4 million.

(f) Tax benefit due to new stock option accounting (ASU No. 2016-09).
(g) Adjustment to fiscal 2016 taxes due to $8.5 million state and federal tax benefit related to the Option Payments.

(h) Adjustment for taxes related to pre-tax adjustments above.

(i) Adjustments to eliminate planned research and development tax credits to normalize to the Company’s statutory tax rate of approximately 37%.

EBITDA and Adjusted EBITDA
	Thirteen Weeks Ended
	12/28/2017		12/29/2016
	Low End	High End	Actual
Net income (GAAP):	$15.2	$16.9	$16.7
Depreciation and amortization (a)	9.7	9.7	7.1
Interest expense	2.4	2.4	5.4
Loss on early extinguishment of debt (b)	—	—	1.7
Income tax expense	8.0	9.0	(3.8)
EBITDA	35.3	38.0	27.1
Stock compensation expense (c)	1.4	1.4	1.0
Loss on asset disposal	0.1	0.1	—
Other (d)	—	—	—
Adjusted EBITDA	$36.8	$39.5	$28.1
(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)

Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million.

(c)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(d)

Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks ended December 28, 2017 relate to costs in connection with the IPO, Secondary Offering, and expenses and losses from hurricanes Harvey and Irma in the third quarter of 2017.

Guidance Reconciliation - Fiscal Year 2017
(In millions, except per share data)
(Unaudited)

Adjusted diluted weighted average shares outstanding
	Fiscal Year
	12/28/2017		12/29/2016
	Low End	High End	Actual
Diluted weighted average shares outstanding (GAAP)	99.8	99.8	88.4
Adjustments for issuance of shares at IPO	3.3	3.3	10.1
Adjusted diluted weighted average shares outstanding	103.1	103.1	98.6

Adjusted net income and Adjusted diluted EPS
	Fiscal Year
	12/28/2017		12/29/2016
	Low End	High End	Actual
Net income (GAAP):	$70.0	$71.7	$43.0
Litigation settlement (a)	—	—	10.5
Interest due to 2016 Refinancing (b)	—	—	(8.8)
Interest due to IPO (c)	4.1	4.1	10.9
Term loan repricing (d)	0.9	0.9	1.9
Secondary Offering costs (e)	1.0	1.0	—
Hurricane disaster expenses (f)	0.5	0.5	—
Loss on early extinguishment of debt (g)	5.4	5.4	1.8
Tax benefit of stock option exercises (h)	(11.2)	(11.2)	—
Tax benefit of option payments (i)	—	—	(8.5)
Tax impact of adjustments to net income (j)	(4.4)	(4.4)	(6.2)
Research and development tax credits (k)	(0.6)	(0.6)	—
Adjusted net income	$65.7	$67.4	$44.6
Adjusted weighted average shares outstanding	103.1	103.1	98.6
Adjusted diluted EPS	$0.64	$0.65	$0.45
(a)	Reserve for a legal settlement recorded in second and third quarter 2016 related to a classwide settlement to resolve a class action lawsuit.
(b)	Adjustment to interest expense related to the 2016 Refinancing.
(c)	Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility.
(d)	Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility on March 31, 2017.
(e)	Reflects costs accrued in connection with the Secondary Offering.
(f)	Expenses and losses from hurricanes Harvey and Irma recorded in the third quarter of 2017.
(g)

Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million. In 2016, the $153 thousand loss recorded as a result of the non-cash write-off if certain deferred financing fees related to term borrowings at the time of the 2016 Refinancing.

(h)	Tax benefit due to new stock option accounting (ASU No. 2016-09).
(i)	Adjustment to fiscal 2016 taxes due to $8.5 million state and federal tax benefit related to the option payments.
(j)	Adjustment for taxes related to pre-tax adjustments above.
(k)	Adjustments to eliminate planned research and development tax credits to normalize to the Company’s statutory tax rate of approximately 37%.
EBITDA and Adjusted EBITDA
	Fiscal Year
	12/28/2017		12/29/2016
	Low End	High End	Actual
Net income (GAAP):	$70.0	$71.7	$43.0
Depreciation and amortization (a)	34.0	34.0	25.1
Interest expense	13.8	13.8	12.8
Loss on early extinguishment of debt (b)	5.4	5.4	1.8
Income tax expense	21.7	22.7	11.5
EBITDA	144.9	147.6	94.2
Stock compensation expense (c)	5.0	5.0	3.2
Loss on asset disposal	0.1	0.1	0.5
Litigation settlement (d)	—	—	10.5
Other (e)	2.0	2.0	—
Adjusted EBITDA	$152.0	$154.7	$108.4
(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)

Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million. In 2016, the $153 thousand loss recorded as a result of the non-cash write-off if certain deferred financing fees related to term borrowings outstanding at the time of the refinancing.

(c)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(d)	Legal settlement recorded in second and third quarter 2016 related to a classwide settlement to resolve a class action lawsuit.
(e)

Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks ended December 28, 2017 relate to costs in connection with the IPO, Secondary Offering, and expenses and losses from hurricanes Harvey and Irma in the third quarter of 2017.

Note: Certain numbers may not sum due to rounding

Conference Call Details

A conference call to discuss the third quarter fiscal 2017 financial results is scheduled for today, November 2, 2017, at 4:30 p.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.

A recorded replay of the conference call is expected to be available approximately two hours of the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 7160212. The replay will be available until November 9, 2017.

About Floor & Decor Holdings, Inc.

Floor & Decor is a multi-channel specialty retailer of hard surface flooring and related accessories, offering a broad in-stock assortment of tile, wood, laminate and natural stone flooring along with decorative and installation accessories at everyday low prices.

Forward-Looking Statements

This release and the associated webcast/conference call contain forward-looking statements, including with respect to the Company’s estimated net sales, comparable store sales growth, GAAP EPS, adjusted diluted EPS, diluted share count, adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended December 28, 2017 and all of fiscal 2017 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2017. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions, including the impact of recent natural disasters on sales.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, those factors described in “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise, including the Company’s estimated net sales, comparable store sales growth, GAAP EPS, adjusted diluted EPS, diluted share count, adjusted diluted weighted average shares outstanding, adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended December 28, 2017 and all of fiscal 2017 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2017.

CONTACT:
Investor Contacts:
Floor & Decor Holdings, Inc.
Matthew McConnell
770-257-1374
InvestorRelations@flooranddecor.com
or
ICR, Inc.
Farah Soi/Rachel Schacter
203-682-8200
InvestorRelations@flooranddecor.com